EXHIBIT 23.2


                                  EXHIBIT 23.2
                          Independent Auditors' Consent


To the Board of Directors
GlobalNet Financial.com, Inc.

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the amended and restated 1998 Stock Option Plan of GlobalNet Financial.com, Inc. of our report dated March 17, 2000 with respect to the financial statements of GlobalNet Financial.com, Inc. included in its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Richard A. Eisner & Company, LLP

New York, New York
February 1, 2001